Exhibit 10.1

OMNIBUS AMENDMENT AND EXCHANGE AGREEMENT

This OMNIBUS AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2026, by and between Surf Air Mobility Inc., a Delaware corporation (the “Company”), High Trail Special Situations LLC (the “Note Holder”), and HT Investments MA LLC (the “Warrant Holder,” and together with the Note Holder, each, a “Holder,” and collectively, the “Holders”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Holders are parties to that certain Securities Purchase Agreement, dated as of November 10, 2025, by and among the Company and the Holders, as amended from time to time (the “Securities Purchase Agreement”);

WHEREAS, pursuant to the Securities Purchase Agreement, on November 12, 2025, the Company issued to the applicable Holder: () pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), common stock purchase warrants (the “Warrants”) to purchase shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and () pursuant to an exemption from registration requirements under the Securities Act, that certain Senior Secured Convertible Note due 2028, with an aggregate principal amount of $74 million (as () amended by that certain Amendment to Senior Secured Convertible Note Due 2028 and Security Agreement, dated as of April 24, 2026, between the Company, the other grantors party thereto and the Note Holder (“Amendment No. 1”), and that certain Amendment No. 2 to Senior Secured Convertible Note due 2028 and Security Agreement, dated as of June 2, 2026 (“Amendment No. 2”) and () modified by the Note Side Letters (as defined below), and as further amended, restated, amended and restated or otherwise modified to date, the “Existing Note”);

WHEREAS, the obligations of the Company under the Existing Note are: () secured by a first priority security interest to the Collateral Agent, as collateral agent for the Note Holder, in the Collateral, now owned and hereafter created or acquired, of the Company and its Subsidiaries, pursuant to the terms of that certain Security Agreement, dated as of November 12, 2025, between the Company, the other grantors party thereto, and the Note Holder (as amended by Amendment No. 1, Amendment No. 2, and as further amended, restated, amended and restated or otherwise modified to date, the “Security Agreement”) and () guaranteed by certain subsidiaries of the Company pursuant to the terms of that certain Subsidiary Guaranty Agreement, dated as of November 12, 2025, among the Company, the subsidiaries of the Company party thereto and the Note Holder (the “Subsidiary Guaranty”);

WHEREAS, the parties have previously entered into: () that certain Letter Agreement, dated March 12, 2026, between the Note Holder and the Company related to that certain Cash Sweep Notice, dated March 10, 2026, issued by the Note Holder to the Company (the “Initial Note Side Letter”) and () that certain Letter Agreement, dated May 18, 2026, between the Note Holder and the Company related to certain Company obligations under the Initial Note Side Letter

(the “Additional Note Side Letter”, and together with the Initial Note Side Letter, collectively, the “Note Side Letters”);

WHEREAS, the liens and payment priority of the obligations of the Company owed to the Note Holder and certain other creditors of the Company are subject to the terms of that certain Amended and Restated Subordination and Intercreditor Agreement dated as of November 12, 2025 among the Note Holder, the other creditors of the Company party thereto, the Company and the Subsidiary Guarantors (as defined therein) (the “Intercreditor Agreement”, together with the Securities Purchase Agreement, the Existing Note, the Warrants, the Security Agreement, the Subsidiary Guaranty, Amendment No. 1, Amendment No. 2, and the Note Side Letters, the “Existing Transaction Documents”);

WHEREAS, the Company and the Note Holder desire to exchange the Existing Note with a currently outstanding principal amount of $46,857,142.89 for: () a new Senior Secured Convertible Note due 2027, with an aggregate principal amount of $16,857,142.89, in the form attached hereto as Exhibit A (the “New Senior Note”, and the shares of Common Stock issuable upon conversion of such New Senior Note, the “New Note Shares”) and () a new Senior Secured Term Note due 2028, with an aggregate principal amount of $30 million, in the form attached hereto as Exhibit B (the “New Term Note”, and, together with the New Senior Note, the “New Notes”), which New Notes will be issued pursuant to an exemption from registration requirements under the Securities Act;

WHEREAS, the obligations of the Company under the New Notes will be secured by a first priority (subject to Permitted Liens) security interest to the Collateral Agent, as collateral agent for the Note Holder, in the Collateral, now owned and hereafter created or acquired, of the Company and its Subsidiaries, pursuant to the terms of that certain Amended and Restated Security Agreement, in the form attached hereto as Exhibit C (the “New Security Agreement”);

WHEREAS, the obligations of the Company under the New Notes will be guaranteed by certain of the subsidiaries of the Company, pursuant to the terms of that certain Amended and Restated Subsidiary Guaranty, in the form attached hereto as Exhibit D (the “New Subsidiary Guaranty”);

WHEREAS, the liens and payment priority of the obligations of the Company under the New Notes will be subject to the terms of that certain Second Amended and Restated Subordination and Intercreditor Agreement, in the form attached hereto as Exhibit E (the “New Intercreditor Agreement”, and together with the New Notes, this Agreement, the New Security Agreement, and the New Subsidiary Guaranty, the “New Transaction Documents”);

WHEREAS, pursuant to Section 3(g) of the Warrants, at any time, subject to the rules and regulations of the Trading Market (as defined in the Warrant) and applicable law, the Company may at any time during the term of the Warrants, subject to the prior written consent of the Warrant Holder, reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company;

WHEREAS, in consideration of transactions contemplated hereunder, the Company and the Warrant Holder desire to amend the terms of the Warrants to reduce the exercise price of the Warrants to $1.12 per share;

WHEREAS, pursuant to Section 9(e) of the Securities Purchase Agreement, no provision of the Securities Purchase Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders; and

WHEREAS, in consideration of the transactions contemplated hereunder, the undersigned Holders constitute the Required Holders under the Securities Purchase Agreement and the Company and the Holders desire to amend the terms of the Securities Purchase Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the parties hereto, intending to be bound legally hereby, covenant and agree as follows:

AGREEMENT

1.
Exchange of Notes.

() Exchange. Subject to the terms and conditions of this Agreement and pursuant to Section 3(a)(9) of the Securities Act, at the Closing (as defined below), the Existing Note shall automatically be, and be deemed to have been, cancelled and surrendered by the Note Holder to the Company in exchange for the following new notes issued by the Company and delivered to the Note Holder (the “Exchange”):

() the New Senior Note, in an aggregate principal amount of $16,857,142.89, in the form attached hereto as Exhibit A; and

() the New Term Note, in an aggregate principal amount of $30 million, in the form attached hereto as Exhibit B.

Upon the closing of the Exchange (the “Closing”), the obligations formerly evidenced by the Existing Note shall thereafter be evidenced by the New Notes.

() Cancellation of Existing Note. Upon the issuance of the New Notes to the Note Holder at the Closing, the Existing Note shall automatically be, and be deemed to have been, cancelled and shall be of no further force or effect, and the Note Holder shall have no further rights thereunder.

() Closing. The Closing shall take place on July 1, 2026, or on such other date as the Company and the Note Holder may mutually agree in writing, upon satisfaction or waiver, in each Holder’s sole discretion, of the conditions set forth in Section 7 hereof (the “Closing Date”).

() No Additional Consideration. The parties acknowledge and agree that no additional cash or other consideration, or any other consideration by the Note Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the New

Notes, shall be paid by either party in connection with the exchange of the Existing Note for the New Notes, and that the surrender and cancellation of the Existing Note constitutes adequate consideration for the issuance of the New Notes in exchange therefor.

() Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that () the holding period of the New Notes and the New Note Shares may be tacked by the Note Holder onto the holding period of the Existing Note and () the adjustment to the Warrants pursuant to Section 2 below shall have no effect on the holding period of the Warrants and the holding period of the Warrants will continue to tack back to the original issue date of the Warrants, and the Company agrees not to take a position contrary to this Section 1(e).

2.
Exercise Price Reduction. Pursuant to Section 3(g) of the Warrants, the Company hereby voluntarily reduces the Exercise Price (as defined therein) of the Warrants from the Closing Date to the Termination Date (as defined in the Warrants and as may be further adjusted pursuant to the terms of the Warrants) to $1.12, and the Warrant Holder hereby agrees to such reduction.
3.
Amendment to the Securities Purchase Agreement. The parties hereto hereby agree to amend the Securities Purchase Agreement as follows:

() The definition of the “Notes” contained in Recital B of the Securities Purchase Agreement shall be replaced entirely with the following:

“The “Notes” means, collectively: () the Company’s Senior Secured Convertible Note due 2027, in an aggregate principal amount of $16,857,142.89, issued to High Trail Special Situations LLC and () the Company’s Senior Secured Term Note due 2028, in an aggregate principal amount of $30 million, issued to High Trail Special Situations LLC, with each of (i) and (ii) constituting a “Note”.”

() The last sentence of Section 3(d) of the Securities Purchase Agreement shall be replaced entirely with the following:

“Transaction Documents” means, collectively, () this Agreement, () the Notes, () the Warrants, () the Lock-Up Agreements (as defined herein), () the Omnibus Amendment and Exchange Agreement, dated as of June 30, 2026, between the Company and the holders party thereto, () the collateral questionnaire(s), () the Security Documents, () the Amended and Restated Security Agreement, dated as of July 1, 2026, between the Company, the other grantors party thereto, and High Trail Special Situations LLC, as the secured party, () the Irrevocable Transfer Agent Instructions (as defined below), and () each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

() For the avoidance of doubt, all references to the “Notes” in the Securities Purchase Agreement, including, but not limited to, in connection with the Company’s covenants and obligations contained in Section 4 (Covenants) thereof shall mean and refer to the New Notes issued hereunder.

4.
Reaffirmation. The Company, on behalf of itself and the other Guarantors (as defined in the Subsidiary Guaranty), () () acknowledges and consents to all of the terms and conditions of this Agreement, () affirms all of its and the other Guarantors’ respective obligations under the Subsidiary Guaranty as amended and restated by this Agreement, and agrees that obligations under the Subsidiary Guaranty remain in effect as modified by the New Subsidiary Guaranty, and () agrees that this Agreement and the other New Transaction Documents, and all documents, agreements, letters, certificates and/or instruments executed in connection with this Agreement and the other New Transaction Documents, do not operate to reduce or discharge its or any Guarantor’s respective obligations under the Subsidiary Guaranty or the Security Agreement, except with respect to the surrender and cancellation of the Existing Note in exchange for the New Notes at the Closing (it being understood that, upon the Closing, the obligations formerly evidenced by the Existing Note shall thereafter be evidenced by the New Notes issued in exchange therefor); and () () affirms that each of the Liens granted in, or pursuant to, the Security Agreement are valid and subsisting and, upon the Closing, shall secure the obligations evidenced by the New Notes, and () agrees that this Agreement, the New Security Agreement, and all other documents, agreements, certificates and/or instruments executed in connection with this Agreement or the New Security Agreement, do not, in any manner, impair, or otherwise adversely affect, any of the Liens granted in, or pursuant to, any of the Existing Transaction Documents, except with respect to the surrender and cancellation of the Existing Note in exchange for the New Notes at the Closing (it being understood that, upon the Closing, such Liens shall secure the obligations evidenced by the New Notes).
5.
Representations and Warranties of the Company. The Company hereby represents and warrants to each Holder as follows:

() Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue the New Notes and the New Note Shares.

() Authorization. The execution, delivery and performance by the Company of this Agreement and the issuance of the New Notes, and the New Note Shares upon conversion of the New Senior Note, have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or authorization is required by the Company, its board of directors or its stockholders. When executed and delivered by the Company, the New Transaction Documents shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

() Valid Issuance. The New Notes, when issued and delivered in accordance with this Agreement, will be duly and validly issued. The New Note Shares, when issued and paid for in accordance with the terms of the New Senior Note, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and restrictions, other than restrictions on transfer under applicable securities laws and as set forth in the New Senior Note.

() No Conflicts. The execution, delivery and performance of the New Transaction Documents and the consummation by the Company of the transactions contemplated thereby, and the issuance of the New Notes in exchange of the Existing Note, do not and will not () conflict with or result in a breach of any provision of the Company’s certificate of incorporation or bylaws, () violate in any material respect any law, rule, regulation, order, judgment or decree applicable to the Company (including federal and state securities laws and regulations), () result in a breach of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both), with respect to any material agreement to which the Company is a party, or () result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company except pursuant to the New Transaction Documents.

() Reservation of Shares. The Company has reserved a sufficient number of shares of Common Stock from its authorized and unissued shares to provide for the issuance in full of the New Note Shares upon conversion of the New Senior Note, without regard to any limitations on the conversion of the New Senior Note as set forth therein.

() Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the New Transaction Documents, except as otherwise has been obtained, including, without limitation, all consents, approvals and authorization required from the principal Trading Market on which the Common Stock is listed or quoted.

() No Registration Required. No registration under the Securities Act is required for the issuance of the New Notes in exchange of the Existing Note and, upon conversion of the New Senior Note, the issuance of the New Note Shares by the Company to the Note Holder as contemplated hereby.

() No Defaults. () The Company and each Subsidiary () are, on the date hereof immediately prior to giving effect to the Closing, in compliance with all covenants under the Existing Transaction Documents, and () will, on the date hereof immediately after giving effect to the Closing, be in compliance with all covenants under the New Transaction Documents, () on the date hereof immediately prior to giving effect to the Closing, no Default or Event of Default (each, as defined in the Existing Note) has occurred or is continuing, and () on the date hereof immediately after giving effect to the Closing, no Default or Event of Default (each, as defined in the New Notes) will have occurred or be continuing.

6.
Representations and Warranties of the Holders. Each Holder, as applicable, hereby represents and warrants to the Company as follows:

() Organization and Authority. Such Holder has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

() Ownership of Existing Note. The Note Holder is the legal and beneficial owner of the Existing Note, free and clear of any liens, claims, charges, security interests or other encumbrances.

() Accredited Investor. Each Holder is financially capable of bearing the investment risks associated with investments of the kind contemplated by this Agreement and is an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933, as amended. Each Holder is familiar with the risks inherent in the acquisition and holding of investments of the kind contemplated by this Agreement, including without limitation the risk that the New Senior Note and New Term Note may have to be held indefinitely and may decline in value resulting in a loss of such Holder’s entire invested capital. Each Holder has been given the opportunity to ask questions of the Company and has received from the Company all information it has requested relating to this Agreement and the transaction contemplated hereby.

() Investment Intent. The Note Holder is acquiring the New Notes and, upon any conversion thereof, will acquire the New Note Shares, for its own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

() No Conflicts. The execution, delivery and performance of this Agreement by such Holder will not () violate any law, rule, regulation, order, judgment or decree applicable to such Holder, or () result in a breach of, or constitute a default under, any material agreement to which such Holder is a party.

7.
Conditions to the Closing.

() Conditions to the Holders’ Obligations. The obligations of each Holder to consummate the transactions contemplated under this Agreement at the Closing are subject to the satisfaction or waiver, in each Holder’s sole discretion, of the following conditions:

() the Company shall have delivered to the Note Holder the duly executed New Notes;

() the Company shall have delivered to the Note Holder the duly executed New Security Agreement;

() the Company and/or its Subsidiaries shall have delivered to the Note Holder the duly executed New Subsidiary Guaranty;

() the Company and the other parties thereto shall have delivered to the Note Holder the duly executed New Intercreditor Agreement;

() the Holders shall have received the opinion of Sullivan & Worcester LLP, the Company’s counsel, dated as of the Closing Date, in the form reasonably acceptable to the Holders;

() [Reserved];

() The Company shall have delivered to the Holders a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date, along with a bring-down letter certifying the good standing of the Company and each of its Subsidiaries as of the Closing Date;

() Each and every representation and warranty of the Company contained in Section 5 of this Agreement and Section 3 of the Securities Purchase Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form reasonably acceptable to the Holder;

() The Common Stock () shall be designated for quotation or listed (as applicable) on the NYSE and () shall not have been suspended, as of the Closing Date, by the SEC or the NYSE from trading on the NYSE nor shall suspension by the SEC or the NYSE have been threatened, as of the Closing Date, either () in writing by the SEC or the NYSE or () by falling below the minimum maintenance requirements of the NYSE;

() The Company shall have obtained all governmental, regulatory or third party consents and approvals for the transactions contemplated hereunder, including, without limitation, the NYSE having raised no objection to any of the transactions contemplated by the New Transaction Documents, if any;

() No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the New Transaction Documents;

() Since the date of execution of the Securities Purchase Agreement, no event or series of events shall have occurred that would reasonably be expected to have a Material Adverse Effect;

() The Company shall have submitted a Supplemental Listing Application (“SLAP”) to the NYSE relating to the issuance of the New Senior Note and the New Note Shares as contemplated hereby, and, if required, the issuance of shares of Common Stock underlying the Warrants (the “Warrant Shares”), the NYSE shall have provided the written approval of such SLAP and the Company shall have otherwise not received any notice from the NYSE objecting to the listing of the New Note Shares and, if applicable, the Warrant Shares;

() The Company shall have delivered, or caused to be delivered, to the Holders the results of recent lien, judgment and (if requested by the Holders) bankruptcy searches in each relevant jurisdiction with respect to the Company and its Subsidiaries, and such search results shall reveal no Liens on any of the Collateral (as such term is defined in the Security Agreement) except for Permitted Liens, Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Holders, or Liens in favor of the Holders;

() () the Company and each Subsidiary shall () immediately prior to giving effect to the Closing, be in compliance with all covenants under the Existing Transaction Documents, and () immediately after giving effect to the Closing, be in compliance with all covenants under the New Transaction Documents, () on the Closing Date, no Default or Event of Default (each, as defined in the Existing Note) shall have occurred or be continuing, and () no Default or Event of Default (each, as defined in the New Notes) shall result from the Closing;

() All costs, fees, expenses (including, without limitation, reasonable legal fees and expenses) contemplated hereby to be payable to the Holders shall have been paid and/or otherwise reimbursed to the extent due;

() The Company shall have delivered to the Note Holder a duly completed and executed collateral questionnaire dated no earlier than five (5) days prior to the Closing Date, in the form attached hereto as Exhibit F; and

() The Company shall have delivered to the Holders the Disclosure Schedules, which set forth, as of the date hereof, all information required to be disclosed therein pursuant to the Securities Purchase Agreement.

() Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated under this Agreement at the Closing are subject to the satisfaction or waiver of the following conditions:

() the Note Holder shall have delivered to the Company the duly executed New Security Agreement;

() the Note Holder shall have delivered to the Company the duly executed New Intercreditor Agreement; and

() the representations and warranties of each Holder contained in Section 6 of this Agreement and Section 2 of the Securities Purchase Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

8.
Covenants of the Company.

() Additional Issuances of Securities. The Company agrees that for the period commencing on the date of this Agreement and ending on the date immediately following the thirtieth (30th) calendar day following the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register, amend or supplement any outstanding registration statements or file any shelf registration statements, or any amendments or supplements thereto), or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of, any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities, any preferred stock or any purchase rights). Notwithstanding the foregoing, this Section 8(a) shall not apply during the Restricted Period in respect of () the issuance of restricted stock units, stock appreciation rights or restricted stock awards, Options or Convertible Securities issued under any Approved Stock Plan, so long as () the aggregate number of shares issued and issuable pursuant thereto does not exceed five percent (5%) of the Common Stock issued and outstanding immediately prior to the date hereof and () the exercise price of any such Options is not lowered and the conversion price of any such Convertible Securities is not lowered, none of such Options or Convertible Securities are amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders, () conversion or exercise of existing Options or Convertible Securities of the Company, so long as the exercise price of any such Options is not lowered and the conversion price of any such Convertible Securities is not lowered, none of such Options or Convertible Securities are amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such options are otherwise changed in any manner that materially and adversely affects any of the Holders, or () the issuances of Underlying Shares. Notwithstanding the foregoing, this Section 8(a) shall not apply with respect to: () any issuances of only Common Stock pursuant to an equity line of credit with the GEM Facility, any other Equity Line of Credit, or any “at-the-market” facility and () any issuances of Common Stock or any Convertible Securities in connection with any financing transaction to acquire Aircraft (as defined in the New Security Agreement) used in the ordinary course of business.

() Disclosure of Transactions and Other Material Information.

() Disclosure of Transaction. By no later than 8:30 a.m. (local time in New York, New York) on the first Trading Day after the date of this Agreement, the Company shall: () issue a press release (the “Press Release”) reasonably acceptable to the Holders describing the transactions contemplated by the New Transaction Documents; and () file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the New Transaction Documents in the form required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and attaching all the material New Transaction Documents (the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holders or any of their affiliates, on the other hand, shall have terminated and none of the Holders have been subject to any such obligation since the filing of the 8-K Filing.

() Limitations on Disclosure. Other than as required under the New Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Holder shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to any Holder pursuant to the New Transaction Documents, the Company shall obtain each Holder’s prior written consent prior to providing such information to such Holder, and if any Holder fails to provide such written consent, the Company shall not be deemed to be in breach of any of the New Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to a Holder without such Holder’s prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Holder shall remain subject to applicable law. Subject to the foregoing, neither the Company, its Subsidiaries nor any Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby (other than repeating information in substantial conformity with prior public disclosures permissibly made available to the public), except a Press Release and the 8-K Filing, filings required by the Exchange Act and disclosure related to any information required to be provided to a Holder under any New Transaction Documents that would otherwise constitute material nonpublic information; provided, however, the Company shall be entitled, without the prior approval of any Holder, to make any press release or other public disclosure with respect to such transactions () in substantial conformity with the 8-K Filing and () as is required by applicable law and regulations (provided that in the case of clause (A) above, each Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Holder (which may be granted or withheld in such Holder’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) submit for publication or otherwise cause or seek to publish any information naming any Holder or disclose the name of any Holder in any filing, announcement, release or otherwise; provided that, nothing in the foregoing shall be construed to prohibit the Company from making any submission or filing () which it is required to make by applicable law or pursuant to judicial process, () as required by federal securities law in connection with the filing of final New Transaction Documents with the SEC, or () to the extent such disclosure is required by law or regulations of the NYSE; provided further, that () such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and () unless specifically prohibited by applicable law or court order, the Company shall promptly notify the Holders of the requirement to make such submission or filing and provide the Holders with a copy thereof, except in the 8-K Filing and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Holder shall have (unless expressly agreed to by a particular Holder after the date hereof in a written definitive and binding agreement executed by the Company and such particular Holder (it being understood and agreed that no Holder may bind any other Holder with respect thereto)) any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

() Fees. The Company shall reimburse the Holders for all documented costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the New Transaction Documents, including the structuring, negotiation and establishment of the letter of credit and the intercreditor and/or subordination agreement referred to in clauses (G)(b)(1)(x) and (G)(b)(1)(y), respectively, of the definition of “Permitted Indebtedness” in Section 1 of the New Notes (including, without limitation, any other reasonable fees and expenses in connection with due diligence and regulatory filings in connection therewith). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by the Holders) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and the Company shall hold the Holders harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth herein, each party to this Agreement shall bear its own expenses in connection with the entry into transactions contemplated by this Agreement.

() Indemnification. The Company hereby covenants and agrees to be bound by indemnification provisions set forth on Annex A to this Agreement.

9.
Miscellaneous.

() Governing Law. The terms and provisions of Section 9(a) (Governing Law; Jurisdiction; Jury Trial) of the Securities Purchase Agreement shall be incorporated herein, mutatis mutandis, as if set forth herein in full.

() Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

() Entire Agreement. This Agreement, together with the other New Transaction Documents and the Securities Purchase Agreement (as amended hereby), constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, commitments, offers, contracts and writings, written or oral, with respect to the subject matter hereof.

() Amendments and Waivers. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Company and the Holders.

() Notices. All notices, requests, demands, claims and other communications hereunder shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

() Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement without the prior written consent of the other parties.

() Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

() Further Assurances. Each party shall execute and deliver such additional documents, instruments and agreements and take such further actions as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

() Existing Transaction Documents. Except as expressly amended or amended and restated by this Agreement, () the Existing Transaction Documents (other than the Existing Note upon consummation of the Exchange) shall remain in full force and effect, and () nothing in this Agreement shall be deemed to waive, amend, modify or release any rights or obligations of any party under the Existing Transaction Documents.

() Termination. This Agreement may be terminated by any Holder, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that the right to terminate this Agreement under this Section 9(j) shall not be available to such Holder if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Holder’s breach of this Agreement. Nothing contained in this Section 9(j) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other New Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other New Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

SURF AIR MOBILITY INC.

a Delaware corporation

By: ___/s/ Deanna White_______________

Name: Deanna White

Title: Chief Executive Officer

NOTE HOLDER:

HIGH TRAIL SPECIAL SITUATIONS LLC

By: ___/s/ Erik Helenek _______________

Name: Erik Helenek

Title: Authorized Signatory

WARRANT HOLDER:

HT INVESTMENTS MA LLC

By: ___/s/ Erik Helenek _______________

Name: Erik Helenek

Title: Authorized Signatory

[Signature Page to Omnibus Amendment and Exchange Agreement]

Annex A

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Omnibus Amendment and Exchange Agreement between High Trail Special Situations LLC, HT Investments MA LLC and Surf Air Mobility Inc., of even date hereof (the “Agreement”), of which Agreement this Annex A forms a part.

In consideration of the execution and delivery of the Agreement by the Holders, and in addition to all of the Company’s other obligations thereunder, the Company shall defend, protect, indemnify and hold harmless each Holder and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any agents or other representatives of the foregoing (including, without limitation, those retained in connection with the transactions contemplated by the Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, relating to or based upon () any misrepresentation or breach of any representation or warranty made by the Company in the Agreement, () any breach of any covenant, agreement or obligation of the Company contained in the Agreement, and/or () any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) or which otherwise involves such Indemnitee that arises out of or results from () the execution, delivery, performance or enforcement of any of the Agreement (including, without limitation, any hedging or similar activities in connection therewith), or () the status of a Holder either as an investor in the Company pursuant to the transactions contemplated by the Agreement or as a party to the Agreement (including, without limitation, any hedging or similar activities in connection therewith or as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to a Holder or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arises primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Holder in the Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: () the indemnifying party has agreed in writing to pay such fees and expenses; () the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or () the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee hereunder, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to () any cause of action or similar right of the Indemnitees against the indemnifying party or others, and () any liabilities the indemnifying party may be subject to pursuant to the law.

Exhibit A

Form of New Senior Note

See attached.

Exhibit B

Form of New Term Note

See attached.

Exhibit C

Form of New Security Agreement

See attached.

Exhibit D

Form of New Subsidiary Guaranty

See attached.

Exhibit E

Form of New Intercreditor Agreement

See attached.

Exhibit F

Form of Collateral Questionnaire

See attached.